As filed with the Securities and Exchange Commission on April 27, 1999
                         Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                       THE PEOPLES BANCTRUST COMPANY, INC.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            ALABAMA                                          63-0896239
            -------                                          ----------
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                          Identification No.)

                                310 BROAD STREET
                              SELMA, ALABAMA 36701
                   ------------------------------------------
                    (Address of Principal Executive Offices)

                       THE PEOPLES BANCTRUST COMPANY, INC.
                             1999 STOCK OPTION PLAN
                   ------------------------------------------
                            (Full title of the Plan)

                              RICHARD P. MORTHLAND
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       THE PEOPLES BANCTRUST COMPANY, INC.
                                310 BROAD STREET
                              SELMA, ALABAMA 36701
                   ------------------------------------------
                     (Name and Address of Agent For Service)

                                 (334) 875-1000
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                        EDWARD B. CROSLAND, JR., ESQUIRE
                             J. MARK POERIO, ESQUIRE
                                   KUTAK ROCK
                    1101 CONNECTICUT AVENUE, N.W., SUITE 1000
                           WASHINGTON, D.C. 20036-4374
                                 (202) 828-2400
                   ------------------------------------------
                         CALCULATION OF REGISTRATION FEE

    Title Of               Amount          Proposed Maximum       Proposed Maximum       Amount of
   Securities               To Be           Offering Price       Aggregate Offering    Registration
To Be Registered         Registered            Per Share                Price               Fee
  Common Stock,
 $.10 par value          500,000 (1)           $17.25 (2)          $8,625,000 (2)        $2,398.00

(1)  Maximum number of shares issuable upon exercise of options granted or to be granted under The Peoples
     BancTrust  Company,  Inc.  1999 Stock Option Plan, as such amount may be increased in accordance with
     Section 9 of  said  plan in  the   event   of  a   merger,  consolidation,  recapitalization,   stock
     dividend, stock split or similar event involving the Registrant.

(2)  Under Rule 457(h),  the shares  (none of which is presently  subject to option)  are being registered based upon the average of the  bid and asked  price of the common stock of the Registrant as reported on The Nasdaq SmallCap Market on April 22, 1999 of $17.25 per share ($8,625,000 in the aggregate).

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in The Peoples BancTrust Company, Inc. 1999 Stock Option Plan (the "Plan") in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933. In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Peoples BancTrust Company, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following  documents are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (Commission File No. 000-13653);

     (b) The description of the Company's securities contained in the Company's Registration Statement on Form S-4 dated June 30, 1998 (Commission File No. 333-58089).

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTIONS OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The firm of Gamble, Gamble, Calame and Wilson, L.L.C. has given an opinion upon the validity of the securities being registered. As of the date hereof, members of such firm owned in the aggregate, of record or beneficially, more than $50,000 of the Company's common stock. Harry W. Gamble, Jr. is a member of the law firm and a director of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Articles of Incorporation provide that the Registrant shall have the authority to indemnify, to the full extent permitted by Alabama or other applicable law, any person who was or is a party to or threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind, including an action by or in the right of the Registrant, as a result of the fact that such person was or is serving as a director, officer, employee or agent of the Registrant or was serving at the request of the Board of Directors as a director, officer, employee or agent of another corporation, partnership, or other enterprise, against expenses (including attorney's fees), judgments, penalties, fines or amounts paid in settlement in connection therewith. The Alabama Business Corporation Act ("ABCA") limits the instances in which an Alabama corporation may provide indemnification. Under the ABCA, a corporation may provide indemnification (other than in connection with a proceeding by or in the right of the corporation) only if the person being indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet this statutory standard of conduct. An Alabama corporation is required to provide indemnification of directors, officers, employees or agents against all reasonably incurred expenses to the extent the individual has been successful on the merits or otherwise in defense of an action, suit or proceeding. An individual may also apply to the court conducting the proceeding or to another court of competent jurisdiction for indemnification. Such a court may order indemnification if it determines that the person either is entitled to mandatory indemnification or is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the applicable standard of conduct described above has been satisfied. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Registrant also provides each Director with director's insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Selma, State of Alabama, on this 20th day of April, 1999.

                            THE PEOPLES BANCTRUST COMPANY, INC.

                            By:/s/ Richard P. Morthland
                               ----------------------------------------
                               Richard P. Morthland
                               Chairman of the Board and Chief Executive Officer (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of the registrant, hereby severally constitute and appoint Richard P. Morthland our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the registrant's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated
below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said person shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                       Title                            Date
----------                       -----                            ----

/s/ Richard P. Morthland
-----------------------------    Chairman of the Board            April 20, 1999
Richard P. Morthland             and Chief Executive Officer

/s/ Andrew C. Bearden, Jr.
-----------------------------    Executive Vice President         April 20, 1999
Andrew C. Bearden, Jr.           and Chief Financial Officer
                                 (Principal Accounting Officer)

/s/ Clyde B. Cox, Jr.            Director                         April 20, 1999
-----------------------------
Clyde B. Cox, Jr.


/s/ John Crear                   Director                         April 20, 1999
-----------------------------
John Crear

Signatures                       Title                            Date
----------                       -----                            ----

/s/ Arnold B. Dopson             Director                         April 20, 1999
-----------------------------
Arnold B. Dopson

/s/ Harry W. Gamble, Jr.         Director                         April 20, 1999
-----------------------------
Harry W. Gamble, Jr.


/s/ Ted M. Henry                 Director                         April 20, 1999
-----------------------------
Ted M. Henry

/s/ Elam P. Holley, Jr.
-----------------------------    Director, President and          April 20, 1999
Elam P. Holley, Jr.              Chief Operating Officer


/s/ Edith M. Jones               Director                         April 20, 1999
-----------------------------
Edith M. Jones

/s/ A.D. Lovelady                Director                         April 20, 1999
-----------------------------
A.D. Lovelady

/s/ Thomas E. Newton             Director                         April 20, 1999
-----------------------------
Thomas E. Newton

/s/ Walter Owens                 Director                         April 20, 1999
-----------------------------
Walter Owens

/s/ David Y. Pearce              Director                         April 20, 1999
-----------------------------
David Y. Pearce

/s/ C. Ernest Smith              Director                         April 20, 1999
-----------------------------
C. Ernest Smith

/s/ Julius E. Talton, Jr.        Director                         April 20, 1999
-----------------------------
Julius E. Talton, Jr.

/s/ Daniel P. Wilbanks           Director                         April 20, 1999
-----------------------------
Daniel P. Wilbanks

                                INDEX TO EXHIBITS

Exhibit    Description

   5 Opinion of Gamble, Gamble, Calame and Wilson, L.L.C. as to the legality of the Common Stock being registered

  23.1 Consent of Gamble, Gamble, Calame and Wilson, L.L.C. (appears in their opinion filed as Exhibit 5)

  23.2     Consent of PricewaterhouseCoopers LLP

  24       Power  of  Attorney  (contained  in   the  signature  page  to   this
           registration statement)

  99.1     The Peoples BancTrust Company, Inc. 1999 Stock Option Plan

  99.2     Form of Stock Option Agreement to be entered into with Optionees with
           respect  to  Incentive  Stock  Options  granted  under  The   Peoples
           BancTrust Company, Inc. 1999 Stock Option Plan

  99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under The Peoples BancTrust Company, Inc. 1999 Stock Option Plan